GODADDY INC.
2024 OMNIBUS INCENTIVE PLAN
PSU GRANT NOTICE
GoDaddy Inc. (the “Company”), pursuant to the GoDaddy Inc. 2024 Omnibus Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”) an Award of the performance-based restricted stock units (the “PSUs”) indicated below, which PSUs shall be subject to vesting based on the Participant’s continued service with the Company or, if different, the Affiliate employing or retaining the Participant (the “Employer”), and achievement of performance goals, as provided herein and the terms of the Plan and the Agreement. This award of PSUs (the “Award”) is subject to all of the terms and conditions as set forth herein, in the PSU Agreement attached hereto as Exhibit A, in the Country-Specific Terms and Conditions attached thereto as Appendix B (the “Appendix B” and, together with the PSU Agreement and Appendix A attached hereto, the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this PSU Grant Notice (the “Notice”) and the Agreement.

Participant
Grant Number
Grant Date
Target Number of PSUs
Maximum Number of PSUs
Performance Period
Vesting Schedule:
Except as provided in Sections 3 and 4 of the Agreement, the number of PSUs that will become eligible to vest (“Eligible PSUs”) will depend on the achievement of the performance goals set forth in Appendix A (the “Performance Goal”) during the Performance Period set forth in the Performance Matrix, attached to the Agreement as Appendix A.
By the Participant’s electronic acceptance of the Award, the Participant acknowledges and agrees to the terms and conditions of this Notice, the Plan and the Agreement. The Participant has reviewed the Plan, this Notice and the Agreement in their entirety and fully understands all provisions of the Plan, this Notice and the Agreement. The Participant understands that the Company is not providing any tax, legal or financial advice and the Company is not making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of Shares. The Participant agrees to notify the Company of any change to the contact address below. The Participant hereby agrees to accept as
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final and binding all decisions or interpretations of the Committee upon any questions arising under the Plan, this Notice or the Agreement.

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EXHIBIT A
GODADDY INC.
2024 OMNIBUS INCENTIVE PLAN
PSU AGREEMENT
The Participant has been granted an Award (the “Award”) of PSUs pursuant to the GoDaddy Inc. 2024 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), the PSU Grant Notice (the “Notice”), this PSU Agreement and the Country-Specific Terms and Conditions attached hereto as Appendix B (the “Appendix B” and, together with the PSU Agreement and Appendix A attached hereto, this “Agreement”), dated as of [DATE] (the “Grant Date”). Except as otherwise indicated, any capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Plan or in the Notice.
1.Issuance of Shares. Each PSU, to the extent earned, shall represent the right to receive one Share upon the vesting of such PSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The Target Number of PSUs is set forth in the Notice, and the actual number of PSUs earned will be determined in accordance with the Performance Matrix in Appendix A attached hereto.
2.Vesting Dates. Subject to Sections 3 and 4, the Eligible PSUs will vest on the later of (i) the date the Board or the Committee (in either case, the “Committee”) certifies in writing the extent to which the Performance Goal is achieved, which will be as soon as administratively practicable following the end of the Performance Period, or (ii) March 1 of the year following the end of the Performance Period (such later date, the “Vesting Date”). Notwithstanding the foregoing, in no event shall the Vesting Date occur later than March 15 of the year following the end of the Performance Period.
3.Termination of Service.
(a)Due to Death or Disability. In the event of the Participant’s Termination of Service due to death or Disability (as defined below) prior to the Vesting Date, the Target Number of PSUs will vest on the date of Termination of Service on a pro-rated basis, determined based on a fraction, the numerator of which is the sum of the number of calendar days of the Performance Period occurring prior to the first anniversary of Termination of Service, and the denominator of which is the total number of days in the Performance Period (provided that such fraction shall in no event be greater than one (1)). Any PSUs that do not so vest shall cease to vest and shall be forfeited and revert back to the Plan immediately following the Participant’s Termination of Service. Any such PSUs that vest will settle in accordance with Section 6.
(b)For purposes of this Agreement, “Disability” has the meaning set forth in the Participant’s Service Agreement (if any) to the extent within the meaning of Section 409A of the Code, or if not so defined, shall mean the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(c)Due to Qualifying Retirement. Subject to applicable law and the Appendix B, in the event of the Participant’s Termination of Service after the first anniversary of the Grant Date due to a Qualifying Retirement (as defined below) prior to the Vesting Date, the PSUs shall remain outstanding and continue to be eligible to become Eligible PSUs and to vest on the Vesting Date (or if earlier, the Change in Control Vesting Date). For purposes of this Agreement, a “Qualifying Retirement” means a Participant’s Termination of Service when the Participant is in good standing and the sum of the Participant’s age and years of service (as determined by the Committee or its delegate) with the Company and its Affiliates is equal to or greater than 75.
(d)Other Than Due to Death, Disability or Qualifying Retirement. In the event of the Participant’s Termination of Service for any reason other than as set forth in Section 3(a) or Section 3(b) of this Agreement unless otherwise determined by the Committee or provided in connection with a Change in Control pursuant to Section 4, any PSUs that are not vested as of the date of such Termination of Service will be forfeited without any payment or consideration being due from the Company or the Employer.
(e)Termination of Service. For the avoidance of doubt, and unless the Committee determines otherwise, a Termination of Service will be considered to occur as of the date the Participant is no longer providing services to the Company, the Employer or any other Affiliate as an Employee, Consultant or non-employee Director or other service provider, as applicable (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant provides service or the terms of the Participant’s Service Agreement, if any), and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant provides service or the Participant’s Service Agreement, if any). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the PSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).
4.Change in Control. If a Change in Control occurs before the last day of the Performance Period, then the Committee will certify in writing the extent to which the Performance Goal is achieved during the Adjusted Performance Period (as described in Appendix A), and 100% of the Eligible PSUs will vest on the last day of the Adjusted Performance Period (the “Change in Control Vesting Date”) if Participant continues to be employed or provide services to the Company or its Affiliates through such date. Notwithstanding the foregoing, if the Participant is party to an agreement with the Company providing for the treatment of PSUs upon or in connection with the occurrence of a Change in Control, the PSUs granted hereunder shall be treated in accordance with the terms set forth in such agreement.
5.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the PSUs unless and until the Participant becomes the record owner of the Shares underlying the PSUs.

6.Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the PSUs, the Company shall deliver (or cause to be delivered) to the Participant (or, in the case of death, the administrator executor of Participant’s estate, or if the Committee permits, the Participant’s designated beneficiary), as soon as reasonably practicable (and in no event later than 60 days thereafter), one Share for each such PSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities law and any applicable Company policy, including any applicable share ownership guidelines.
7.Dividend Equivalent Payments. Until the PSUs settle in Shares, if the Company pays a dividend on Shares, the Participant will be entitled to a payment upon such settlement date in the same amount as the dividend the Participant would have received if he or she held Shares in respect of his or her PSUs held but not previously forfeited immediately prior to the record date of the dividend (a “Dividend Equivalent”). No such Dividend Equivalents will be paid to the Participant with respect to any PSU that is thereafter cancelled or forfeited prior to the applicable vesting date. The Committee will determine the form of payment in its sole discretion and may pay Dividend Equivalents in Shares, cash or a combination thereof. The Company will pay the Dividend Equivalents at the same time as the delivery of Shares with respect to the PSUs to which such Dividend Equivalents relate.
8.Responsibility for Taxes.
The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. igi
In connection with any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations or rights with regard to all Tax-Related Items in the manner determined by the Company from time to time, which may include:
withholding the number of Shares to be issued upon settlement of the PSUs having an aggregate Fair Market Value equal to the amount of the Tax-Related items associated with such settlement;
requiring the Participant to remit to the Company or the Employer an aggregate amount in cash equal to the Tax-Related Items;
withholding any amount of the Tax-Related Items from the Participant’s wages or other cash compensation payable to the Participant;
through a procedure whereby the Participant delivers or is deemed to deliver irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; or
any other method of withholding determined by the Company and, to the extent required by applicable laws or the Plan, approved by the Committee.
The Company or the Employer may withhold or account for Tax-Related Items by considering applicable withholding rates, including minimum or maximum applicable rates, in the jurisdictions relevant to the Participant. In the event that any excess amounts are withheld to satisfy the obligation for Tax-Related Items, the Participant may be entitled to receive a refund of any over-withheld amount (with no entitlement to the Share equivalent), or if not refunded, the Participant may be able to seek a refund from the local tax authority. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the local tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested PSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
9.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that, to the extent permitted under applicable laws, the Award shall not be included in, deemed to be a part of, or deemed to replace (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate (including the Employer), (c) any calculation of holiday pay or (d) any calculation of base pay or regular pay for any purpose.
10.Cancellation/Clawback. The Participant hereby acknowledges and agrees that, consistent with the terms and condition of Section 18 (Cancellation or “Clawback” of Awards) of the Plan, the Participant and the Award are subject to the GoDaddy Inc. Financial Restatement Compensation Recoupment Policy, the GoDaddy Inc. Incentive Compensation Recovery Policy or any other clawback policy adopted by the Company (as applicable, a “Clawback Policy”) . In consideration of the grant of the Award under this Agreement, the Participant agrees that, to the extent that the Participant is or becomes covered by the Clawback Policy, the Award granted to the Participant pursuant to this Agreement and any Shares issued upon settlement thereof shall be subject to such Clawback Policy as may be in effect from time to time. In addition, by accepting this Award and in consideration for the opportunity to receive the compensation as provided under this Award, the Participant agrees that (i) any other compensation granted, awarded, paid or otherwise provided to or earned by the Participant, whether before, on or following the date hereof, that is covered by an applicable Clawback Policy shall be subject to the recoupment and/or forfeiture provisions thereof, and (ii) such Clawback Policy shall be deemed to amend (on both a retroactive and prospective basis) the terms of any employment, compensation or similar agreement to which the Participant is a party, and the terms of any compensation plan, program or agreement, under which any incentive-based compensation has been or may be granted, awarded, paid or otherwise provided to or earned by the Participant (including without limitation, an award agreement evidencing an award granted to the Participant under the Plan). In the event it is determined that any amounts granted, awarded, paid or otherwise provided to or earned by the Participant must be forfeited or reimbursed to the Company pursuant to any such Clawback Policy, the Participant agrees that the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement.
11.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
12.Nature of Grant. This Award shall not be construed as giving the Participant the right to continue to be employed by or provide services to the Company, the Employer or any other Affiliate. This Award and the Participant’s participation in the Plan shall not be interpreted as forming or amending a Service Agreement with the Company or the Employer, and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate the Participant’s employment or service relationship (if any). The Participant is voluntarily participating in the Plan. Any award granted under the Plan shall be a one-time award that does not constitute a promise of future grants, even if awards under the Plan have been granted in the past. The Company, in its sole discretion, maintains the right to make available future grants under the Plan. The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan. All decisions with respect to future PSUs or other awards, if any, will be at the sole discretion of the Company. Unless otherwise agreed with the Company in writing, the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate. The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty. No claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from the Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant provides service or the terms of the Participant’s Service Agreement, if any). If the Participant resides outside of the U.S., neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the PSUs or of any amounts due to the Participant pursuant to the settlement of the PSUs or the subsequent sale of Shares acquired upon settlement.
13.Transfer of PSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
14.Entire Agreement. This Agreement, the Plan, the Notice, and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
15.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
16.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant’s right under the Award shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
17.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
18.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
19.Dispute Resolution. To the extent permitted by applicable law, all controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s service with the Company or the Employer.
20.Data Protection. In connection with the Participant’s participation in the Plan, the Participant acknowledges that the Company may need to process personal data provided by the Participant to the Company or its Affiliates, third party service providers or others acting on the Company’s behalf. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such personal data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:
administering and maintaining Participant records;
providing the services described in the Plan;
providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and
responding to public authorities, court orders and legal investigations, as applicable.
21.The Participant acknowledges that the Company may share the Participant’s personal data with Affiliates, trustees of any employee benefit trust, registrars, brokers, third party administrators of the Plan, third party service providers acting on the Company’s behalf to provide the services described above or regulators and others, as required by law.
22.The Participant acknowledges that, if necessary, the Company may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through the contact set forth in the Employee Privacy Notice (the “Employee Privacy Notice”) that previously has been provided by the Company or its applicable Affiliate to the Participant. The terms set forth in this Section 20 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the rights of the Participant with respect to the Participant’s personal data); provided that, in the event of any conflict between the terms of this Section 20 and the terms of the Employee Privacy Notice, the terms of this Section 20 shall govern and control in relation to the Plan and any personal data of the Participant to the extent collected in connection therewith.

23.The Company will keep personal data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
24.The Participant has a right to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.
25.Governing Law; Venue. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant's services are performed.
26.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company, acting reasonably and in good faith, may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the PSU pursuant to this Agreement.
27.Section 409A of the Code. The PSUs are intended to comply with Section 409A of the Code to the extent subject thereto, and shall be interpreted in accordance with Section 409A of the Code and treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. The Company reserves the right to modify the terms of this Agreement, including, without limitation, the payment provisions applicable to the PSUs, to the extent necessary or advisable to comply with Section 409A of the Code. For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding any provision in the Plan or this Agreement to the contrary, if the Participant is a “specified employee” and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Termination of Service, such payment shall be delayed for a period of six (6) months after the date of the Participant’s Termination of Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six (6)-month period will be paid immediately following the end of the six (6)-month period unless another compliant date is specified in the applicable agreement. If the PSUs include a “series of installment payments” (within the meaning of Treas. Reg. § 1.409A-2(b)(2)(iii)), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the PSUs include “dividend equivalents” (within the meaning of Treas. Reg. § 1.409A-3(e)), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the PSUs. Notwithstanding any provision of the Plan or this Agreement to the contrary, in no event shall the Company or an Affiliate, including the Employer, be liable to the Participant on account of failure of the PSUs to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, under Section 409A.
28.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
29.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
30.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the PSUs prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any U.S. or non-U.S. state or federal securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend this Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.
31.Language. The Participant acknowledges that the Participant is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Participant to understand the provisions of this Agreement and the Plan. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable laws.

32.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
33.Appendix. Notwithstanding any provisions in this Agreement, this Award shall be subject to any additional terms and conditions set forth in any appendix to this Agreement, including Appendix A and Appendix B (the “Appendices”). Moreover, if the Participant relocates to one of the countries included in the Appendix B, the additional terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of this Agreement.
34.Insider Trading/Market Abuse. The Participant acknowledges that, depending on the Participant’s or the broker's country or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of the Shares, rights to Shares (e.g., PSUs) or rights linked to the value of Shares during such times the Participant is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities (third parties includes fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant is responsible for complying with any restrictions and should speak to the Participant’s personal advisor on this matter.
35.Exchange Control, Foreign Asset/Account and/or Tax Reporting. Depending upon the country to the laws of which the Participant is subject, the Participant may have certain foreign asset/account and/or tax reporting requirements that may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country of residence. The Participant’s country may require that the Participant report such accounts, assets or transactions to the applicable authorities in the Participant’s country. The Participant also may be required to repatriate cash received from participating in the Plan to the Participant’s country within a certain period of time after receipt. The Participant is responsible for knowledge of and compliance with any such regulations and should speak with the Participant’s personal tax, legal and financial advisors regarding same.

APPENDIX A
Appendix A – 1

APPENDIX B
Appendix B – 1